U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 1, 2008

NUCLEAR SOLUTIONS, INC.
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
(State of Incorporation)	Commission File No.	(IRS Employer
Identification No.)

5505 Connecticut Ave., N.W. Ste.191, Washington,D.C.		20015
(Address of principal executive offices)		(Zip Code)

Registrant=s telephone number, (202) 787 - 1951

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 (e) Compensatory Arrangements of Certain Officers.

On March 1, 2008, the board of directors established the following annual base salaries for its principal executive officers. There are no employment agreements between the company and any of its officers.

Patrick Herda, Nuclear Solutions,Inc. President and Chief Executive Officer’s base salary for the fiscal year ending December 31, 2007 was $55,000. During 2007, the board of directors authorized the issuance of 3,500,000 shares of common stock valued at $630,000. The shares have not been issued. The board authorized increasing Mr. Herda’s base annual salary to $250,000 commencing March 1, 2008.

Kenneth Faith, Nuclear Solutions, Inc. Chief Financial and Principal Accounting Officer did not receive a salary during fiscal year ending December 31, 2007. During 2007, the board of directors did authorize the issuance of 600,000 shares common stock valued at $108,000. The shares have not been issued. The board authorized setting Mr. Faith’s annual base salary at $225,000 commencing March 1, 2008.

Jack Young, Vice President of Nuclear Solutions, Inc. and President of Fuel Frontiers, Inc., a company subsidiary, did not receive a salary during fiscal year ending December 31, 2007. During 2007, the board of directors authorized the issuance of 400,000 shares to Mr. Young valued at $72,000. The board of directors authorized setting Mr. Young’s annual base salary at $185,000 as President of FFI commencing March 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.

Dated: March 6, 2008	/s/ Patrick Herda
By: Patrick Herda Title: President